EXECUTION VERSION

AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT
THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”), dated as of September 30, 2019, is made among VALERITAS, INC., a Delaware corporation (“Borrower”), VALERITAS HOLDINGS, INC., a Delaware corporation (“Holdings”), VALERITAS SECURITY CORPORATION, a Massachusetts corporation (“Valeritas Security”, together with Holdings, the “Guarantors”), and the Lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”).
RECITALS
WHEREAS, the Borrower, the Guarantors, and the Lenders are parties to the Second Amended and Restated Term Loan Agreement, dated as of May 3, 2016 (as amended by Amendment No. 1 to Second Amended and Restated Term Loan Agreement, dated as of February 9, 2017, and as further amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”).
WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

SECTION 1	Definitions; Interpretation.

(a)
Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)	Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2	Amendments. Subject to Section 3:

(a)	Section 1.01 of the Loan Agreement is hereby amended as follows:

(i)	The following definitions are hereby amended and restated in their entireties as follows:
“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent

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or other fiduciary or administrator of any such plan) other than the Specified Equityholders, acting jointly or otherwise in concert, of capital stock representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent or the Borrower or (b) the acquisition of direct or indirect Control of the Parent or the Borrower by any Person or group of Persons other than the Specified Equityholders, acting jointly or otherwise in concert; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.
“Interest-Only Period” means the period from and including the First Borrowing Date and through but excluding the twenty-fourth (24th) Payment Date after the Closing Date.
“Permitted Subordinated Debt” means (i) Permitted Shareholder Debt in an aggregate outstanding principal amount not to exceed $1,550,579.62 (plus interest paid-in-kind thereon) at any time, and (ii) Indebtedness (a) that is governed by documentation containing representations, warranties, covenants and events of default no more burdensome or restrictive than those contained in the Loan Documents, (b) that has a maturity date that is at least one hundred eighty one (181) days later than the Stated Maturity Date, (c) in respect of which no cash payments of principal or interest are required prior to a date that is at least one hundred eighty one (181) days later than the Stated Maturity Date, (d) that converts into equity immediately upon the occurrence of an Event of Default and (e) in respect of which the holders have agreed in favor of Borrower and Secured Parties (i) that prior to the date on which the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations) have been paid in full indefeasibly in cash, such holders will not exercise any remedies available to them in respect of such Indebtedness, (ii) that such Indebtedness is and shall remain unsecured, and (iii) to terms of subordination in substantially the form attached hereto as Exhibit I or otherwise satisfactory to the Majority Lenders.
“PIK Period” means the period beginning on the First Borrowing Date through and including the earlier to occur of (i) the twenty fourth (24th) Payment Date after the first Borrowing Date and (ii) the date on which any Default shall have occurred (provided that if such Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Default and the twenty fourth (24th) Payment Date after the first Borrowing Date).
“Specified Equityholders” means CRG Servicing LLC, Capital Royalty Partners II L.P., Capital Royalty Partners II - Parallel Fund “A” L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II –

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Parallel Fund “B” (Cayman) L.P., and Capital Royalty Partners II (Cayman) L.P., their respective Affiliates and any other holders of the Borrower’s Series C Preferred Stock, as determined as of May 24, 2013.

(ii)	The following definitions are hereby added thereto in appropriate alphabetical order:
“Back-End Facility Fee” has the meaning set forth in the Fee Letter.
“Fee Letter” means the fee letter agreement dated as of September 30, 2019 between Borrower and the Lenders party thereto.

(b)	Section 3.02(a) of the Loan Agreement shall be amended and restated in its entirety as follows:
(a)     Interest Generally. Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the date hereof and in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to 13.00%.

(c)	Section 3.02(d) of the Loan Agreement shall be amended and restated in its entirety as follows:
(d)    Paid In-Kind Interest. Notwithstanding Section 3.02(a), at any time during the PIK Period as of the date hereof, the Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.02 as follows: 13.00% of the 13.00% per annum interest as compounded interest, added to the aggregate principal amount of the Loans on the last day of each Interest Period (the amount of any such compounded interest being a “PIK Loan”); If requested by any Lender, each PIK Loan shall be evidenced by a Note delivered pursuant to Section 2.04 for the applicable Borrowing in respect thereof. The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.

(d)	A new Section 8.17 is hereby added is hereby added to the Loan Agreement immediately following Section 8.16 of the Loan Agreement as follows:
“8.17 Board Observation Rights. Borrower shall, concurrently with delivery to Borrower's Board of Directors (the “Board”), give a designated representative of the Lenders (who may change from time to time at the sole discretion of Administrative Agent) (the “Representative”) copies of all notices, minutes, consents and other material that Borrower provides to its directors, and shall permit the Representative to attend all meetings of the Board as a non-voting

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observer, except that the Representative may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege or to protect highly confidential proprietary information. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, the Representative may address the Board with respect to a Lender’s concerns regarding significant business issues facing Borrower. Borrower shall pay the Representative’s reasonable out-of-pocket expenses (including the cost of travel, meals and lodging) in connection with the attendance of such meetings). For clarity, the foregoing provisions shall not apply to the extent any of Lenders’ Affiliates is currently a director of the Borrower, and all obligations hereunder shall otherwise terminate immediately upon the later to occur of such time as (i) the Commitments have expired or been terminated and all Obligations (other than the Warrant Obligations) have been paid in full indefeasibly in cash and (ii) Lenders no longer hold any of Borrower’s outstanding Series A Preferred Stock or Series B Preferred Stock.”

(e)	Section 11.02 of the Loan Agreement is hereby amended and restated in its entirety as follows:
11.02    Remedies.
(a)    Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h), (i) or (j)), and at any time thereafter during the continuance of such event, the Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) (an “acceleration”), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations shall become due and payable immediately and the Obligors shall immediately pay all Obligations, including the Back-End Facility Fee, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.
(b)    Upon the occurrence of any Event of Default described in Section 11.01(h), (i) or (j), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (an “acceleration” and, together with any acceleration defined in Section 11.02(a), each, an “Acceleration”) and the Obligors shall immediately pay all Obligations, including the Back-End Facility Fee, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

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(c)    (i) For the avoidance of doubt, the Back-End Facility Fee that is payable upon Acceleration of the Loans shall be due and payable at any time the Loans become due and payable prior to the Stated Maturity Date due to Acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), whether by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Loans or Loan Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of Lenders in receiving the full benefit of their bargained-for Back-End Facility Fee as provided herein and in the Fee Letter). The Obligors and Lenders acknowledge and agree that the Back-End Facility Fee due and payable in accordance with the Loan Documents shall not constitute unmatured interest, whether under section 502(b)(2) of the Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Lenders receive the benefit of their bargain under the terms of this Agreement, whether in a bankruptcy case or otherwise.
(ii)    Each Obligor acknowledges and agrees that, prior to executing this Agreement, it has had the opportunity to review, evaluate and negotiate and the Back-End Facility Fee with its advisors and acknowledges that the Back-End Facility Fee is a reasonable approximation of Lenders’ liquidated damages upon Acceleration and, accordingly, each Obligor will not contest or object to the reasonableness thereof. Each Obligor understands and acknowledges that Lenders have entered into this Agreement in reliance upon the Back-End Facility Fee. Each Obligor acknowledges and agrees that the Lenders shall be entitled to recover the full amount of the Obligations, including the Back-End Facility Fee in each and every circumstance in which such amount is due pursuant to or in connection with this Agreement and the Fee Letter, including in the case of any Obligor’s bankruptcy filing, so that the Lenders shall receive the benefit of their bargain hereunder and otherwise receive full recovery of the agreed-upon return under every possible circumstance, and Borrower hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Lenders may suffer or incur resulting from or arising in connection with any breach by Borrower shall constitute secured obligations owing to the Lenders.
(iii)    For the avoidance of doubt, in the event of any Acceleration, interest pursuant to Sections 3.02(a) and (b) shall accrue on all Obligations, including the Back-End Facility Fee, from and after the date such Obligations are due and payable until paid in full.

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(f)	A new Exhibit I hereby added to the Loan Agreement in the form set forth in Exhibit I to the Loan Agreement attached hereto as Annex A.

SECTION 3	Conditions of Effectiveness.
The effectiveness of Section 2 shall be subject to the following conditions precedent:

(a)	The Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement.

(b)
The Borrower and all of the Lenders shall have entered into (i) that certain Series B Stock Purchase Agreement by and among the Borrower and the Lenders, (ii) that certain Registration Rights Agreement Amendment No. 1 by and among the Borrower, the Lenders, and WCAS Capital Partners IV, L.P., concurrently with the execution of this Amendment.

(c)	Borrower and the Lenders shall have entered into the Fee Letter.

(d)
The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.

(e)	The representations and warranties in Section 4 shall be true and correct on the date hereof.

SECTION 4	Representations and Warranties; Reaffirmation.

(a)	The Borrower hereby represents and warrants to each Lender as follows:

(i)
The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect and the filing of a copy of this Amendment with the SEC following its effectiveness, (y) will not violate any applicable law or regulation or the

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charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)	No Default has occurred or is continuing or will result after giving effect to this Amendment.

(iii)
The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached.

(iv)	There has been no Material Adverse Effect since the date of the Loan Agreement.

(b)
The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5
Release. In consideration of the agreements of Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, each Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have

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against the Releasees or any of them for, upon or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”). Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of the Release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the Release. Borrower acknowledges that the Release constitutes a material inducement to Administrative Agent and the Lenders to enter into this Amendment and that Administrative Agent and the Lenders would not have done so but for Administrative Agent’s and each Lender’s expectation that the Release is valid and enforceable in all events.

SECTION 6	Governing Law; Submission To Jurisdiction; Waiver Of Jury Trial.

(a)
Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)
Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)
Waiver of Jury Trial. The Borrower and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 7	Miscellaneous.

(a)
No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges

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and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)
Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)
Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)
Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)
Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(f)
Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

VALERITAS, INC.

By: /s/ John Timberlake
Name: John Timberlake
Title: Chief Executive Officer

GUARANTORS:

VALERITAS HOLDINGS, INC.

By: John Timberlake
Name: John Timberlake
Title: Chief Executive Officer

VALERITAS SECURITY CORPORATION

By: John Timberlake
Name: John Timberlake
Title: President

[Signature Page to Amendment No. 2 to Term Loan Agreement]

LENDERS:
CAPITAL ROYALTY PARTNERS II L.P.
By: CAPITAL ROYALTY PARTNERS II GP
L.P., its General Partner
By: CAPITAL ROYALTY PARTNERS II
GP LLC, its General Partner
By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES
PARTNERS II L.P.
By: PARALLEL INVESTMENT
OPPORTUNITIES PARTNERS II GP L.P., its
General Partner
By: PARALLEL INVESTMENT
OPPORTUNITIES PARTNERS II GP LLC,
its General Partner

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CAPITAL ROYALTY PARTNERS II –
PARALLEL FUND “A” L.P.
By: CAPITAL ROYALTY PARTNERS II—
PARALLEL FUND “A” GP L.P., its General
Partner
By: CAPITAL ROYALTY PARTNERS
II—PARALLEL FUND “A” GP LLC, its General Partner

[Signature Page to Amendment No. 2 to Term Loan Agreement]

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.
By: CAPITAL ROYALTY PARTNERS II
(CAYMAN) GP L.P., its General Partner
By: CAPITAL ROYALTY PARTNERS II
(CAYMAN) GP LLC, its General Partner

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:

/s/ Nicole Nesson
Name: Nicole Nesson

CAPITAL ROYALTY PARTNERS II –
PARALLEL FUND “B” (CAYMAN) L.P.
By: CAPITAL ROYALTY PARTNERS II
(CAYMAN) GP L.P., its General Partner
By: CAPITAL ROYALTY PARTNERS II

[Signature Page to Amendment No. 2 to Term Loan Agreement]

GP LLC, its General Partner

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:

/s/ Nicole Nesson
Name: Nicole Nesson
FORM OF SUBORDINATION AGREEMENT

This Subordination Agreement is made as of [________] (this “Agreement”) among CRG Servicing LLC, a Delaware limited liability company (“Senior Agent”), and [__________], a [__________] [corporation] (“Subordinated Creditor”).
RECITALS:
A.    [INSERT NAME OF BORROWER], a [Delaware] [corporation] (“Borrower”), will, as of the date hereof, issue in favor of Subordinated Creditor the Subordinated Note (as defined below)[, and grant a security interest in the Subordinated Collateral (as defined below) in favor of Subordinated Creditor].
B.    Senior Creditors, Borrower and certain of its subsidiaries have entered into the Senior Loan Agreement (as defined below), and Senior Agent, Borrower and certain of its subsidiaries have entered into the Senior Security Agreement (as defined below) under which Borrower and such subsidiaries have granted a security interest in the Collateral (as defined below) in favor of the Senior Creditors as security for the payment of Borrower’s obligations under the Senior Loan Agreement.
C.    To induce the Lenders under and as defined in the Senior Loan Agreement referred to below to make and maintain the credit extensions to Borrower under the Senior Loan Agreement, Subordinated Creditor is willing to subordinate the Subordinated Debt (as defined below) to the Senior Debt (as defined below)[, and all liens securing the Subordinated Debt to the Senior Creditors’ liens on and security interests in the Collateral] on the terms and conditions herein set forth.
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
1.    Definitions. As used herein, the following terms have the following meanings:
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.
“Collateral” has the meaning set forth in the Senior Security Agreement.
“Enforcement Action” means, with respect to any indebtedness, obligation (contingent or otherwise) or Collateral at any time held by any lender or noteholder, (i) commencing, by judicial or non-judicial means, the enforcement of, or otherwise attempting to enforce, such indebtedness, obligation or Collateral of any of the default remedies under any of the applicable agreements or documents of such lender or noteholder, the UCC or other applicable law (other than the mere issuance of a notice of default or notice of the right by such lender or noteholder to seek specific performance with respect to any covenants in favor of such lender or noteholder), (ii) repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, including without limitation causing any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any Collateral, or exercising account debtor or obligor notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so, (iii) appropriating, setting off or applying to such lender or noteholder’s claim any part or all of such Collateral or other property in the possession of, or coming into the possession of, such lender or noteholder or its agent, trustee or bailee, (iv) asserting any claim or interest in any insurance with respect to such indebtedness, obligation or Collateral, (v) instituting or commencing, or joining with any Person in commencing, any action or proceeding with respect to any of the foregoing rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Event involving any Obligor), (vi) exercising any rights under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Subordinated Creditor is a party, (vii) [causing or compelling the pledge or delivery of Subordinated Collateral], or (viii) otherwise enforcing, or attempting to enforce, any other rights or remedies under or with respect to any such indebtedness, obligation or Collateral.
“Insolvency Event” means that any Obligor or any of its subsidiaries shall have (i) applied for, consented to or acquiesced in the appointment of a trustee, receiver or other custodian for it or any of its property, or (ii) made a general assignment for the benefit of creditors or similar arrangement in respect of such Obligor’s or subsidiary’s creditors generally or any substantial portion thereof, or (iii) permitted, consented to, or suffered to exist the appointment of a trustee, receiver or other custodian for it or for a substantial part of its property, or (iv) commenced any case, action or proceeding before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, debt arrangement or relief or other case, action or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation case, action or proceeding, including without limitation any case under the Bankruptcy Code, in respect of it, or (v) (A) permitted, consented to, or suffered to exist the commencement of any case, action or proceeding before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, debt arrangement or relief or other case, action or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation case, action or proceeding, including without limitation any case under the Bankruptcy Code, in respect of it, or (B) any such case, action or proceeding shall have resulted in the entry of an order for relief or shall have remained for sixty (60) days undismissed.
“Obligor” has the meaning set forth in the Senior Loan Agreement.
“Person” has the meaning set forth in the Senior Loan Agreement.
“Senior Creditors” means Senior Agent and the Lenders under and as defined in the Senior Loan Agreement.
“Senior Debt” means the Obligations (as defined in the Senior Loan Agreement).
“Senior Discharge Date” means the first date on which all of the Senior Debt (other than contingent indemnification obligations [and any Warrant Obligations (as defined in the Senior Loan Agreement)]) has been paid indefeasibly in full in cash and all commitments of Senior Lenders under the Senior Loan Documents have been terminated.
“Senior Loan Agreement” means that certain Term Loan Agreement, dated as of [INSERT DATE], by and among Borrower, the subsidiary guarantors from time to time party thereto, and the Senior Creditors, as amended, restated, supplemented or otherwise modified from time to time.
“Senior Loan Documents” means, collectively, the Loan Documents (as defined in the Senior Loan Agreement), in each case as amended, restated, supplemented or otherwise modified from time to time.
“Senior Security Agreement” means that certain Security Agreement, dated as of [__________], among Borrower, the other Obligors party thereto, and Senior Agent, as amended, restated, supplemented or otherwise modified from time to time.
[“Subordinated Collateral” means any property or assets that may at any time be or become subject to a lien or security interest in favor of the Subordinated Creditor pursuant to the Subordinated Collateral Documents or otherwise, and all products and proceeds of any of the foregoing.]
[“Subordinated Collateral Documents” means, collectively, each security agreement, deed of trust, mortgage, pledge agreement and any other agreement pursuant to which any Obligor or any other Person provides a lien on or security interest in its assets in favor of the Subordinated Creditor, and all financing statements, fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant thereto.]
“Subordinated Debt” means and includes all obligations, liabilities and indebtedness of Borrower owed to Subordinated Creditor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, including without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations.
“Subordinated Debt Documents” means, collectively, the Subordinated Note and each other loan document or agreement entered into by Borrower in connection with the Subordinated Note or any other Subordinated Debt[, including without limitation each Subordinated Collateral Document], as amended, restated, supplemented or otherwise modified from time to time.
“Subordinated Note” means that certain $[__________] subordinated promissory note, dated [__________], issued by Borrower to Subordinated Creditor, as amended, restated, supplemented or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.
2.    Liens. (a)    Subordinated Creditor represents and warrants that [the Subordinated Debt is unsecured. Subordinated Creditor agrees that it will not request or accept any security interest in any Collateral to secure the Subordinated Debt; provided that, should Subordinated Creditor obtain a lien or security interest on any asset or Collateral to secure all or any portion of the Subordinated Debt for any reason (which action shall be in violation of this Agreement), notwithstanding the respective dates of attachment and perfection of the security interests in the Collateral in favor of the Senior Creditors or Subordinated Creditor, or any contrary provision of the UCC, or any applicable law or decision to the contrary, or the provisions of the Senior Loan Documents or the Subordinated Debt Documents, and irrespective of whether Subordinated Creditor or the Senior Creditors hold possession of any or all part of the Collateral, all now existing or hereafter arising security interests in the Collateral in favor of Subordinated Creditor in respect of the Subordinated Debt Documents shall at all times be subordinate to the security interest in such Collateral in favor of the Senior Creditors in respect of the Senior Loan Documents.] [all liens and security interests, if any, now or hereafter existing that secure the Subordinated Debt, are hereby subordinated and junior in all respects to the liens and security interests now or hereafter existing securing the Senior Debt, regardless of the time, manner or order of attachment or perfection of any such liens and security interests, the time or order of filing of financing statements, the acquisition of purchase money or other liens or security interests, the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other liens or security interests, or any other circumstances whatsoever.]
(b)    Subordinated Creditor acknowledges that the Senior Creditors have been granted liens upon the Collateral [(including the Subordinated Collateral)], and Subordinated Creditor hereby consents thereto and to the incurrence of the Senior Debt.
(c)    Until the Senior Discharge Date, in the event of any private or public sale or other disposition of all or any portion of the Collateral, Subordinated Creditor agrees that such Collateral shall be sold or otherwise disposed of free and clear of any liens in favor of Subordinated Creditor. Subordinated Creditor agrees that any such sale or disposition of Collateral shall not require any consent from Subordinated Creditor, and Subordinated Creditor hereby waives any right it may have to object to such sale or disposition.
(d)    [Subordinated Creditor agrees that it will not request or accept any guaranty of the Subordinated Debt.]
(e)    [Each of the Senior Creditors and Subordinated Creditor agrees to hold all collateral in which a lien may be perfected by possession or control (“Possessory Collateral”) in its possession, custody, or control (or in the possession, custody, or control of agents or bailees for any such party) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Possessory Collateral subject to the terms and conditions of this Agreement. Neither any Senior Creditor nor Subordinated Creditor shall have any obligation whatsoever to the other to assure that any Possessory Collateral is genuine or owned by any Obligor or any other Person or to preserve its rights or benefits or those of any Person. The duties or responsibilities of the Senior Creditors and Subordinated Creditor under this Section 2(e) are and shall be limited solely to holding or maintaining control of the Possessory Collateral as agent for the others for purposes of perfecting the lien or security interest held by such others. The Senior Creditors are not and shall not be deemed to be a fiduciary of any kind for Subordinated Creditor or any other Person.]
3.    Payment Subordination. (a) Notwithstanding the terms of the Subordinated Debt Documents, until the Senior Discharge Date, (i) all payments and distributions of any kind or character, whether in cash, property or securities, in respect of the Subordinated Debt are subordinated in right and time of payment to all payments in respect of the Senior Debt, and (ii) Subordinated Creditor will not demand, sue for or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, whether by payment, prepayment, distribution, setoff, or otherwise, or accelerate the Subordinated Debt.
(b)    Subordinated Creditor must deliver to the Senior Agent in the form received (except for endorsement or assignment by Subordinated Creditor) any payment, distribution, security or proceeds it receives on the Subordinated Debt other than according to this Agreement.
4.    Subordination of Remedies. Until the Senior Discharge Date, and whether or not any Insolvency Event has occurred, Subordinated Creditor will not accelerate the maturity of all or any portion of the Subordinated Debt, enforce, attempt to enforce, or exercise any right or remedy with respect to any Collateral [(including the Subordinated Collateral)] or the Subordinated Debt, or take any other Enforcement Action with respect to the Subordinated Debt [or the Subordinated Collateral].
5.    Payments Over. All payments and distributions of any kind, whether in cash, property or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to the Senior Creditors in respect of the Senior Debt, regardless of whether such Senior Debt, or any portion thereof, is reduced, expunged, disallowed, subordinated or recharacterized. Notwithstanding the foregoing, if any payment or distribution of any kind, whether in cash, property or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt [or the Subordinated Collateral] before Senior Discharge Date (whether or not expressly characterized as such), then such payment or distribution shall be segregated by Subordinated Creditor and held in trust for, and shall be promptly paid over to, the Senior Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, in respect of the Senior Debt, regardless of whether such Senior Debt, or any portion thereof, is reduced, expunged, disallowed, subordinated or recharacterized. Subordinated Creditor irrevocably appoints the Senior Agent as Subordinated Creditor’s attorney-in-fact, and grants to the Senior Creditors a power of attorney with full power of substitution (which power of attorney is coupled with an interest), in the name of Subordinated Creditor or in the name of the Senior Agent, for the use and benefit of the Senior Creditors, without notice to Subordinated Creditor, to make any such endorsements. This Section 5 shall be enforceable even if the Senior Creditors’ liens on the Collateral are alleged, determined, or held to constitute fraudulent transfers (whether constructive or actual), preferential transfers, or otherwise avoided or voidable, set aside, recharacterized or equitably subordinated.
6.    Insolvency Proceedings. (a) This Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. All references to Borrower or any other Obligor shall include Borrower or such Obligor as debtor and debtor-in-possession and any receiver or trustee for Borrower or any other Obligor (as the case may be) in connection with any case under the Bankruptcy Code or in connection with any other Insolvency Event.
(b)    Without limiting the generality of the other provisions of this Agreement, until the Senior Discharge Date, without the express written consent of the Senior Agent, Subordinated Creditor shall not institute or commence (nor shall it join with or support any third party instituting, commencing, opposing, objecting or contesting, as the case may be, or otherwise suffer to exist), any Insolvency Event involving Borrower or any other Obligor.
(c)    The Senior Creditors shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid its debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or consent of Subordinated Creditor.
(d)    Subordinated Creditor will not, and hereby waives any right to bring, join in, or otherwise support or take any action to (i) contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Debt, any of the Senior Loan Documents or any security interests and/or liens of the Senior Creditors on or in any property or assets of Borrower or any other Obligor, including without limitation, the Collateral; (ii) interfere with or in any manner oppose or support any other Person in opposing any foreclosure on or other disposition of any Collateral by the Senior Creditors in accordance with applicable law, or otherwise to contest, protest, object to or interfere with the manner in which the Senior Creditors may seek to enforce the Liens on any Collateral; (iii) provide a debtor-in-possession facility (including on a priming basis) to Borrower or any other Obligor, under Section 362, 363 or 364 of the Bankruptcy Code or any other applicable law, without the consent, in their sole discretion, of the Senior Creditors; or (iv) exercise any rights against the Senior Creditors or the Collateral under Section 506(c) of the Bankruptcy Code. [Subordinated Creditor hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to or interfere with the manner in which any Senior Creditor seeks to enforce its liens on or security interests in any Collateral.]
(e)    Subordinated Creditor will not, and hereby waives any right to, oppose, contest, object to, join in, or otherwise support any opposition to or objection with respect to, (i) any request or motion of the Senior Creditors seeking, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, the modification, lifting or vacating of the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in connection with any Insolvency Event or seeking adequate protection of the Senior Creditors’ interests in the Collateral or with respect to the Senior Debt (whether under Sections 362, 363, and/or 364 of the Bankruptcy Code or other applicable law), and, until Senior Discharge Date, Subordinated Creditor agrees that it shall not seek relief from such automatic stay without the prior written consent of the Senior Agent; (ii) any debtor-in-possession financing (including on a priming basis) or use of cash collateral (as defined in Section 363(a) of the Bankruptcy Code or other applicable law) arrangement by Borrower, whether from the Senior Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other applicable law, if the Senior Creditors, in their sole discretion, consent to such debtor-in-possession financing or cash collateral arrangement, and Subordinated Creditor shall not request adequate protection (whether under Sections 362, 363, and/or 364 of the Bankruptcy Code or other applicable law) or any other relief in connection therewith; (iii) any sale or other disposition of the Collateral or substantially all of the assets of Borrower or any other Obligor (include any such sale free and clear of liens or other claims) under Section 363 of the Bankruptcy Code or other applicable law if the Senior Creditors, in their sole discretion, consent to such sale or disposition; (vii) the Senior Creditors’ exercise or enforcement of its right to make an election under Section 1111(b) of the Bankruptcy Code, and Subordinated Creditor hereby waives any claim it may hereafter have against the Senior Creditors arising out of such election; (viii) the Senior Creditors’ exercise or enforcement of its right to credit bid any or all of its debt claims against Borrower or any other Obligor, including, without limitation, the Senior Debt; or (ix) any plan of reorganization or liquidation if the Senior Creditors, in their sole discretion, consent to, vote in favor of, or otherwise do not oppose such plan of reorganization or liquidation, and, in furtherance thereof, Subordinated Creditor hereby grants to the Senior Creditors the right to vote Subordinated Creditor’s claim or claims (as such term is defined in the Bankruptcy Code) arising on account of or in connection with the Subordinated Debt, as Subordinated Creditor’s agent, with respect to any plan of reorganization or liquidation to which Subordinated Creditor may be entitled to vote in any bankruptcy or liquidation proceeding or in connection with any other Insolvency Event of Borrower or any other Obligor.
7.    Distributions of Proceeds of Collateral. All realizations upon any Collateral pursuant to or in connection with an Enforcement Action, an Insolvency Event or otherwise shall be paid or delivered to the Senior Agent in respect of the Senior Debt until the Senior Discharge Date before any payment may be made to Subordinated Creditor.
8.    Release of Liens. In the event of any private or public sale or other disposition, by or with the consent of the Senior Agent, of all or any portion of the Collateral, Subordinated Creditor agrees that such sale or disposition shall be free and clear of any liens Subordinated Creditor may have on such Collateral[, and, if the sale or other disposition includes any pledged equity interests in any Obligor, if the Subordinated Collateral includes any such any pledged equity interests, the Subordinated Creditor further agrees to release the entities whose pledged equity interests are sold from all Subordinated Debt]. Subordinated Creditor agrees that, in connection with any such sale or other disposition, (i) the Senior Creditors are authorized to file any and all UCC and other applicable lien releases and/or terminations in respect of any liens held by Subordinated Creditor in connection with such a sale or other disposition, and (ii) it shall execute any and all lien releases or other documents reasonably requested by the Senior Agent in connection therewith. In furtherance of the foregoing, Subordinated Creditor hereby appoints the Senior Agent as its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and full power of substitution and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor is required to deliver pursuant to this Section 8, such appointment being coupled with an interest and irrevocable. Subordinated Creditor agrees that the Senior Creditors may release or refrain from enforcing their security interest in any Collateral, or permit the use or consumption of such Collateral by Borrower free of any Subordinated Creditor security interest, without incurring any liability to Subordinated Creditor.
9.    Attorney-In-Fact. Until the Senior Discharge Date, Subordinated Creditor irrevocably appoints the Senior Agent as its attorney-in-fact, with power of attorney with power of substitution, in Subordinated Creditor’s name or in any Senior Creditor’s name, for the Senior Creditors’ use and benefit without notice to Subordinated Creditor, to do the following during an Insolvency Event:
(a)    file any claims in respect of the Subordinated Debt on behalf of Subordinated Creditor if Subordinated Creditor does not do so at least 30 days before the time to file claims expires; and
(b)    vote Subordinated Creditor’s claim or claims (as such term is defined in the Bankruptcy Code) arising on account of or in connection with the Subordinated Debt, as Subordinated Creditor’s agent, with respect to any plan of reorganization or liquidation to which Subordinated Creditor may be entitled to vote in any bankruptcy or liquidation proceeding or in connection with any other Insolvency Event of Borrower or any other Obligor.
Such power of attorney is irrevocable and coupled with an interest.
10.    Legend; Amendment of Debt. (a) Subordinated Creditor will immediately put a legend on or otherwise indicate on the Subordinated Note that the Subordinated Note is subject to this Agreement.
(b)    Until the Senior Discharge Date, Subordinated Creditor shall not, without prior written consent of the Senior Agent, agree to any amendment, modification or waiver of any provision of the Subordinated Debt Documents, if the effect of such amendment, modification or waiver is to: (i) terminate or impair the subordination of the Subordinated Debt in favor of the Senior Creditors; (ii) increase the interest rate on the Subordinated Debt or change (to earlier dates) the dates upon which principal, interest and other sums are due under the Subordinated Note; (iii) alter the redemption, prepayment or subordination provisions of the Subordinated Debt; (iv) impose on Borrower or any other Obligor any new or additional prepayment charges, premiums, reimbursement obligations, reimbursable costs or expenses, fees or other payment obligations; (v) alter the representations, warranties, covenants, events of default, remedies and other provisions in a manner which would make such provisions materially more onerous, restrictive or burdensome to Borrower or any other Obligor; (vi) [grant a lien or security interest in favor of any holder of the Subordinated Debt on any asset or Collateral to secure all or any portion of the Subordinated Debt][terminate or impair the subordination of any security interest or lien securing the Subordinated Debt in favor of the Senior Creditors]; or (vii) otherwise increase the obligations, liabilities and indebtedness in respect of the Subordinated Debt or confer additional rights upon Subordinated Creditor, which individually or in the aggregate would be materially adverse to Borrower, any other Obligor or the Senior Creditors. Any such amendment, modification or waiver made in violation of this Section 10(b) shall be void.
(c)    At any time without notice to Subordinated Creditor, the Senior Creditors may take such action with respect to the Senior Debt as the Senior Creditors, in their sole discretion, may deem appropriate, including, without limitation, terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any Collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No action or inaction will impair or otherwise affect any Senior Creditor’s rights under this Agreement.
11.    Certain Waivers. (a) Subordinated Creditor hereby (i) waives any and all notice of the incurrence of the Senior Debt or any part thereof; (ii) waives any and all rights it may have to require the Senior Creditors to marshal assets, to exercise rights or remedies in a particular manner, to forbear from exercising such rights and remedies in any particular manner or order, or to claim the benefit of any appraisal, valuation or other similar right that may otherwise be available under applicable law, regardless of whether any action or failure to act by or on behalf of the Senior Creditors is adverse to the interest of Subordinated Creditor; (iii) agrees that the Senior Creditors shall have no liability to Subordinated Creditor, and Subordinated Creditor hereby waives any claim against the Senior Creditors arising out of any and all actions not in breach of this Agreement which the Senior Creditors may take or permit or omit to take with respect to the Senior Loan Documents (including any failure to perfect or obtain perfected security interests in the Collateral), the collection of the Senior Debt or the foreclosure upon, or sale, liquidation or other disposition of, any Collateral; and (iv) agrees that the Senior Creditors have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the Collateral, the Senior Debt or otherwise. Without limiting the foregoing, Subordinated Creditor agrees that the Senior Creditors shall have no duty or obligation to maximize the return to any class of creditors holding indebtedness of any type (whether Senior Debt or Subordinated Debt), notwithstanding that the order and timing of any realization, sale, disposition or liquidation of the Collateral may affect the amount of proceeds actually received by such class of creditors from such realization, sale, disposition or liquidation.
(b)    Subordinated Creditor confirms that this Agreement shall govern as between the Senior Creditors and the Subordinated Creditor irrespective of: (i) any lack of validity or enforceability of any Senior Loan Document or any Subordinated Debt Document; (ii) the occurrence of any Insolvency Event in respect of any Obligor; (iii) whether the Senior Debt, or the liens or security interests securing the Senior Debt, shall be held to be unperfected, deficient, invalid, void, voidable, voided, unenforceable, subordinated, reduced, discharged or are set aside by a court of competent jurisdiction, including pursuant or in connection with any Insolvency Event; (iv) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Debt or the Subordinated Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Loan Document or any Subordinated Debt Document or any guarantee thereof; or (v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Senior Debt or the Subordinated Debt.
12.    Representations and Warranties. Subordinated Creditor represents and warrants to the Senior Creditors that:
(a)    all action on the part of Subordinated Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Subordinated Creditor hereunder has been taken;
(b)    this Agreement constitutes the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms;
(c)    the execution, delivery and performance of and compliance with this Agreement by Subordinated Creditor will not (i) result in any material violation or default of any term of any of Subordinated Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation; and
(d)     Subordinated Creditor has not previously assigned any interest in the Subordinated Debt[ or any Subordinated Collateral], and no Person other than the Subordinated Creditor owns an interest in the Subordinated Debt[ or Subordinated Collateral].
13.    Term; Reinstatement. This Agreement shall remain in full force and effect until the Senior Discharge Date, notwithstanding the occurrence of an Insolvency Event. If, after the Senior Discharge Date, the Senior Creditors must disgorge any payments made on the Senior Debt for any reason (including, without limitation, in connection with the bankruptcy of Borrower or in connection with any other Insolvency Event), this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though such payments had not been made, and Subordinated Creditor will immediately pay the Senior Agent all payments received in respect of the Subordinated Debt to the extent such payments or retention thereof would have been prohibited under this Agreement.
14.    Successors and Assigns. This Agreement binds Subordinated Creditor, its successors or assigns, and benefits the Senior Creditors’ successors or assigns. This Agreement is for Subordinated Creditor’s and the Senior Creditors’ benefit and not for the benefit of Borrower or any other party. Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any related document or any interest in any Collateral therefor unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Agent an agreement of such transferee to be bound hereby, or an agreement substantially identical to this Agreement providing for the continued subjection of the Subordinated Debt, the interests of the transferee in the Collateral and the remedies of the transferee with respect thereto as provided herein with respect to Subordinated Creditor and for the continued effectiveness of all of the other rights of the Senior Creditors arising under this Agreement, in each case in form satisfactory to the Senior Creditors. Any such sale, assignment, pledge, disposition or transfer not made in compliance with the terms of this Section 14 shall be void.
15.    Further Assurances. Subordinated Creditor hereby agrees to execute such documents and/or take such further action as the Senior Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the Senior Agent.
16.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Executed counterparts may be delivered by facsimile.
17.    Governing Law; Waiver of Jury Trial. (a) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)    EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
18.    Entire Agreement; Waivers and Amendments. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. The Senior Creditors and Subordinated Creditor are not relying on any representations by the other creditor party or Borrower in entering into this Agreement, and each of the Senior Creditors and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Senior Agent and Subordinated Creditor. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.
19.    No Waiver. No failure or delay on the part of any Senior Creditor or Subordinated Creditor in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to any Senior Creditor.
20.    Legal Fees. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable, invoiced and out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred in such action.
21.    Severability. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
22.    Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, or by overnight courier or messenger service or by facsimile or electronic mail, message confirmed, and shall be deemed to be effective for purposes of this Agreement on the day that delivery is made or refused. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing sentence, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and facsimile numbers indicated on the signature pages hereto.
23.    No Third-Party Beneficiaries; Other Benefits. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third party beneficiary rights upon any other person. Subordinated Creditor understands that there may be various agreements between the Senior Creditors and Borrower or the other Obligors evidencing and governing the Senior Debt, and Subordinated Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Subordinated Creditor and that the Senior Creditors shall have no obligation to Subordinated Creditor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to it under such agreements.
[Signature pages follow]

[Signature Page to Amendment No. 2 to Term Loan Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
SUBORDINATED CREDITOR:
[__________]

By _______________________________________
Name:
Title:

Address for Notices:

SENIOR AGENT (on behalf of the SENIOR CREDITORS):

CRG SERVICING LLC

By _________________________________
Name:
Title:
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    Portfolio Reporting
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    notices@crglp.com

[INSERT NAME OF BORROWER]

By _______________________________________
Name:
Title:
Address for Notices:
[__________]
[__________]
[__________]
Attn:    [__________]
Tel.:    [__________]
Fax:    [__________]
Email:    [__________]]

Exhibit I-15